Exhibit 5.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States

dentons.com

July 10, 2024

ELECTROCORE, INC.

200 Forge Way, Suite 205

Rockaway, NJ 07866

Re:	electroCore, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

In our capacity as counsel to electroCore, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with a Registration Statement on Form S-1, filed by the Company with the Securities and Exchange Commission on July 10, 2024 (the “Registration Statement,” and the prospectus which forms a part of the Registration Statement, the “Prospectus”) under the Securities Act of 1933, as amended (the “Act”), covering the resale by selling securityholders named in the Prospectus of up to an aggregate of 1,924,960 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) up to 438,191 previously issued shares (the “Shares”) of Common Stock, (ii) up to 770,119 shares of Common Stock (the “Pre-funded Warrant Shares”) issuable upon exercise of previously issued pre-funded warrants (the “Pre-funded Warrants”) and (iii) up to 716,650 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of certain previously issued and outstanding warrants (the “Warrants”).

We are delivering this opinion to you at your request in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined and are familiar with (i) the Company’s certificate of incorporation and bylaws, as amended and restated; (ii) the Registration Statement, including the Prospectus; (iii) the Pre-funded Warrants, (iv) the Warrants, (v) corporate proceedings of the Company relating to the issuance of the securities described herein; and (vi) and such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.

dentons.com
July 10, 2024

Based upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion, having due regard for such legal considerations as we deem relevant, that (i) the Shares have been duly authorized by the Company, and are validly issued, fully paid and non-assessable, (ii) the Pre-funded Warrant Shares have been duly authorized by the Company, and when issued upon exercise thereof in accordance with the terms and conditions of the Pre-funded Warrants, will be validly issued, fully paid and non-assessable and (iii) the Warrant Shares have been duly authorized by the Company, and when issued upon exercise thereof in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware including applicable provisions of the Delaware constitution, but excluding other local laws. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Without limiting the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of our opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the Prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP